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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration

Statements on Form S-8 (No. 33-76912, No. 33-76914 and No. 33-97036) of our

report dated October 30, 1996 which appears on page 19 of the Ralcorp

Holdings, Inc. Annual Report on Form 10-K for the year ended September 30, 1996.



Price Waterhouse LLP
St. Louis, Missouri
December 30, 1996